NEWS BULLETIN	HEMAGEN® DIAGNOSTICS, INC. 9033 Red Branch Road, Columbia, MD 21045

AT THE COMPANY:
William P. Hales, President & CEO
(443) 367-5500 Tel.
(443) 367-5527 Fax

FOR IMMEDIATE RELEASE February 27, 2003	NASDAQ: HMGN

HEMAGEN RECEIVES NOTIFICATION FROM NASDAQ THAT ITS SECURITIES WILL BE DELISTED FROM THE NASDAQ SMALLCAP MARKET

COLUMBIA, MD — Hemagen Diagnostics, Inc. (NASDAQ: HMGN, HMGNW) a biotechnology company that develops, manufactures and markets proprietary medical diagnostic test kits, today reported that it received notification from the Panel that its securities will be delisted on the Nasdaq Smallcap Market effective with the open of business on Friday February 28th, 2003 since it failed to satisfy the $1.00 minimum bid price requirement. The company went before the Nasdaq Listing Qualifications Panel on January 16, 2003 to present it’s plan to regain and sustain long-term compliance.

The Company’s securities will be immediately eligible for quotation on the OTC Bulletin Board effective with the open of business on February 28, 2003.

William P Hales, President and CEO said, “we are very disappointed in Nasdaq’s opinion and decision in this matter. We believe that the company has made great strides toward improving the financial condition and operations of the company. We remain focused on continuing to improve and build the company. Moreover, we remain dedicated to our number one goal of increasing shareholder value and positioning the company for sustained profitability.”

Hemagen Diagnostics, Inc., is a biotechnology Company that develops, manufactures and, markets more than 150 FDA-cleared proprietary medical diagnostic test kits used to aid in the diagnosis of certain autoimmune and infectious diseases. In the United States, the Company sells its products directly to physicians, veterinarians, clinical laboratories and blood banks and on a private-label basis through multinational distributors of medical supplies. Internationally, the Company sells its products primarily through distributors. Hemagen also manufactures and sells the Analyst® an FDA-cleared Clinical Chemistry Analyzer used to measure important constituents in human and animal blood. The Company sells the Analyst® both directly and through distributors servicing both physicians’ office laboratories and veterinarians’ offices. Hemagen’s products are used in many of the largest Laboratories, Hospitals and Blood Banks around the world. Hemagen sells its products to over 1,000 customers worldwide. The Company focuses on markets that offer significant growth opportunities. The Company was incorporated in the Commonwealth of Massachusetts in 1985 and reincorporated in the State of Delaware in 1992. Hemagen became a public Company in 1993.

Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including those described in the Company’s Securities and Exchange Commission Reports and Filings.

Certain Statements contained in this News Bulletin that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward looking statements because they involve unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning the establishments of reserves and adjustments for dated and obsolete products, write-offs of goodwill, relocation expenses, expected financial performance, on-going business strategies and possible future action, which Hemagen intends to pursue to achieve strategic objectives, constitute forward-looking information. The sufficiency of such charges, implementation of strategies and the achievement of financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance to differ materially from these forward looking statements, include without limitation, management’s analysis of Hemagen’s assets, liabilities and operations, the failure to sell date sensitive inventory prior to its expiration, the inability of particular products to support goodwill allocated to them, competition, new product development by competitors which could render particular products obsolete, the inability to develop or acquire and successfully introduce new products or improvements of existing product costs and difficulties in complying with laws and regulations administered by the U. S. Food and Drug Administration and the ability to assimilate successfully product acquisition.